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                                                               EXHIBIT 99.(a)(2)

                             ARTICLES OF AMENDMENT


        The Japan Small Equity Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office c/o The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The charter of the Corporation is hereby amended so that Article I will now read as follows:


                                   ARTICLE I

                                      NAME
                                      ----

        The name of the corporation is THE JAPAN SMALL COMPANY GROWTH FUND, INC. (the "Corporation").

        SECOND: The amendment does not increase the authorized stock of the Corporation.

        THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and no stock entitled to be voted on the matter is outstanding or subscribed for as of the date hereof.

        IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 28, 1994.


WITNESS:                                  THE JAPAN SMALL EQUITY FUND, INC.



/s/ John J. O'Keefe                     By:/s/ Justine Tomcheck
--------------------------------           ---------------------------------
John J. O'Keefe                                  Justine Tomcheck
Secretary                                        President



        THE UNDERSIGNED, the President of THE JAPAN SMALL EQUITY FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                 /s/ Justine Tomcheck
                                                 -----------------------------
                                                      Justine Tomcheck
                                                      President